UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2006

Commission File Number: 001-31516

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	98-0177556
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

601 NORTH 34TH STREET,

SEATTLE, WASHINGTON 98103

(Address of principal executive offices)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (206) 925-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 24, 2006, Getty Images, Inc. (the company, we) issued a press release announcing the company’s financial results for the third quarter ended September 30, 2006. A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 2.05.	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On October 18, 2006, we began to implement a plan to realign resources that we committed to on October 5, 2006 when we received Board of Directors approval. Through this realignment plan, we will terminate certain employees in the fourth quarter of 2006 and potentially consolidate within certain leased facilities during this same timeframe. We expect charges of approximately $5 million for employee-related costs and approximately $4 million for the potential facilities consolidation. We expect to pay the majority of the employee-related costs in the fourth quarter, while the facilities costs would be paid out over the remaining 7 years of the lease term.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated October 24, 2006, containing the financial results for the third quarter ended September 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

By:	/s/ THOMAS OBERDORF
Thomas Oberdorf
Senior Vice President and Chief Financial Officer

Date: October 24, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 24, 2006, containing the financial results for the third quarter ended September 30, 2006.